Exhibit 1

EnCana Corporation

Consolidated Financial Statements
September 30, 2002

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Consolidated Statement of Earnings

		September 30

		Three Months Ended		Nine Months Ended

(unaudited) ($ millions, except per share amounts)		2002	2001	2002	2001

Revenues, Net of Royalties and Production Taxes	(note 4)	$2,882	$1,139	$6,619	$3,950

Expenses	(note 4)
Transportation and selling		176	43	383	125
Operating		394	159	981	530
Purchased product		1,041	220	2,317	861
Administrative		50	36	111	77
Interest, net		112	2	242	21
Foreign exchange	(note 7)	156	17	(24)	14
Depreciation, depletion and amortization		616	202	1,410	591

		2,545	679	5,420	2,219

Net Earnings Before the Undernoted		337	460	1,199	1,731
Income tax expense	(note 6)	142	183	379	566
Distributions on Subsidiary Preferred Securities, net of tax		11	—	11	—

Net Earnings from Continuing Operations		184	277	809	1,165
Net Earnings from Discontinued Operations	(note 5)	20	(2)	(14)	32

Net Earnings		$204	$275	$795	$1,197

Net Earnings From Continuing Operations per common share	(note 9)
Basic		$0.38	$1.07	$2.03	$4.54

Diluted		$0.38	$1.05	$1.99	$4.44

Net Earnings per common share	(note 9)
Basic		$0.43	$1.07	$1.99	$4.67

Diluted		$0.42	$1.04	$1.96	$4.56

Consolidated Statement of Retained Earnings

		Nine Months Ended
		September 30

(unaudited) ($ millions)		2002	2001

Retained Earnings, Beginning of Year
As previously reported		$3,689	$3,721
Retroactive adjustment for change in accounting policy	(note 2)	(59)	(42)

As restated		3,630	3,679
Net Earnings		795	1,197
Dividends on Common Shares and Other Distributions, net of tax		(122)	(1,259)
Other Adjustments		—	(50)

Retained Earnings, End of Period		$4,303	$3,567

See accompanying notes to Consolidated Financial Statements.

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Consolidated Balance Sheet

		As at	As at
		September 30,	December 31,
(unaudited) ($ millions)		2002	2001

Assets
Current Assets
Cash and cash equivalents		$430	$963
Accounts receivable and accrued revenue		1,819	623
Inventories		537	87

		2,786	1,673
Capital Assets, net	(note 4)	23,117	8,162
Investments and Other Assets		472	237
Assets of Discontinued Operations	(note 5)	1,336	728
Goodwill	(note 3)	3,077	—

	(note 4)	$30,788	$10,800

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities		$2,068	$824
Income tax payable		176	656
Current portion of long-term debt	(note 7)	213	160

		2,457	1,640
Long-Term Debt	(note 7)	8,306	2,210
Deferred Credits and Other Liabilities		563	325
Future Income Taxes		4,820	2,060
Liabilities of Discontinued Operations	(note 5)	842	586
Preferred Securities of Subsidiary		458	—

		17,446	6,821

Shareholders’ Equity
Preferred securities		126	126
Share capital	(note 8)	8,689	196
Share options, net	(note 3)	147	—
Paid in surplus		47	27
Retained earnings		4,303	3,630
Foreign currency translation adjustment	(note 2)	30	—

		13,342	3,979

		$30,788	$10,800

See accompanying notes to Consolidated Financial Statements.

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Consolidated Statement of Cash Flows

		September 30

		Three Months Ended		Nine Months Ended

(unaudited) ($ millions, except per share amounts)		2002	2001	2002	2001

Operating Activities
Net earnings from continuing operations		$184	$277	$809	$1,165
Depreciation, depletion and amortization		616	202	1,410	591
Future income taxes	(note 6)	130	61	271	111
Other		97	22	(160)	8

Cash flow from continuing operations		1,027	562	2,330	1,875
Cash flow from discontinued operations	(note 5)	(5)	(2)	19	45

Cash flow		1,022	560	2,349	1,920
Net change in non-cash working capital from continuing operations		(355)	132	(823)	490
Net change in non-cash working capital from discontinued operations		80	(19)	79	(70)

		747	673	1,605	2,340

Investing Activities
Business combination	(note 3)	—	—	(128)	—
Capital expenditures	(note 4)	(1,507)	(539)	(3,434)	(1,370)
Proceeds on disposal of assets		133	41	376	223
Net change in investments and other		26	(26)	13	(21)
Net change in non-cash working capital from continuing operations		83	45	(167)	(30)
Discontinued operations		3	1	(9)	10

		(1,262)	(478)	(3,349)	(1,188)

Financing Activities
Issuance of short-term financing		—	440	—	440
Repayment of short-term financing		—	—	—	(250)
Issuance of long-term debt		813	150	1,462	244
Repayment of long-term debt		—	—	(157)	(249)
Issuance of common shares		27	8	96	41
Dividends on common shares		(47)	(1,205)	(120)	(1,256)
Payments to preferred securities holders		(24)	(2)	(31)	(6)
Net change in non-cash working capital		3	(3)	2	(2)
Discontinued operations		(4)	—	(9)	—
Other		7	—	(25)	—

		775	(612)	1,218	(1,038)

Foreign Exchange Gain (Loss) on Cash and Cash Equivalents Held in Foreign Currency		4	6	(7)	15

Increase (Decrease) in Cash and Cash Equivalents		264	(411)	(533)	129
Cash and Cash Equivalents, Beginning of Period		166	737	963	197

Cash and Cash Equivalents, End of Period		$430	$326	$430	$326

Cash Flow per Common Share	(note 9)
Basic		$2.14	$2.19	$5.90	$7.51

Diluted		$2.12	$2.13	$5.80	$7.34

See accompanying notes to Consolidated Financial Statements.

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

1. BASIS OF PRESENTATION

The interim consolidated financial statements include the accounts of EnCana Corporation (formerly PanCanadian Energy Corporation) (“PanCanadian”) and its subsidiaries (the “Company”), including Alberta Energy Company Ltd. (see Note 3), and are presented in accordance with Canadian generally accepted accounting principles. The Company is in the business of exploration, production and marketing of natural gas and crude oil, as well as pipelines, natural gas liquids processing and gas storage operations.

     The interim consolidated financial statements have been prepared following the same accounting policies and methods of computation as the annual audited consolidated financial statements for the year ended December 31, 2001, except as described in Note 2. The disclosures provided below are incremental to those included with the annual audited consolidated financial statements. The interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto for the year ended December 31, 2001.

2. CHANGES IN ACCOUNTING POLICIES

Foreign Currency Translation

At January 1, 2002, the Company retroactively adopted amendments to the Canadian accounting standard for foreign currency translation. As a result of the amendments, all exchange gains and losses on long-term monetary items, that do not qualify for hedge accounting, are recorded in earnings as they arise. Specifically, the Company is now required to translate long-term debt denominated in U.S. dollars into Canadian dollars at the period-end exchange rate with any resulting adjustment recorded in the Consolidated Statement of Earnings. Previously, these exchange gains and losses were deferred and amortized over the remaining life of the monetary item.

     As required by the standard, all prior periods have been restated for the change in accounting policy. The change results in a decrease in net earnings of $65 million for the three months ended September 30, 2002 (2001 — $14 million) and an increase in net earnings of $16 million for the nine months ended September 30, 2002 (2001 — decrease of $16 million). The effect of this change on the December 31, 2001 consolidated balance sheet is an increase in long-term debt and a reduction in deferred credits of $92 million, as well as a reduction in deferred charges and retained earnings of $59 million.

     In conjunction with the business combination described in Note 3, the Company reviewed its accounting for operations outside of Canada and determined that all such operations are self-sustaining. The accounts of self-sustaining foreign subsidiaries are translated using the current rate method, whereby assets and liabilities are translated at period-end exchange rates, while revenues and expenses are translated using average rates for the period. Translation gains and losses relating to the subsidiaries are deferred and included as a separate component of shareholders’ equity. Previously, operations outside of Canada were considered to be integrated and translated using the temporal method. Under the temporal method, monetary assets and liabilities were translated at the period-end exchange rate, other assets and liabilities at the historical rates and revenues and expenses at the average monthly rates except depreciation and depletion, which were translated on the same basis as the related assets.

     This change was adopted prospectively beginning April 5, 2002, and results in a decrease in net earnings of $2 million for the three months ended September 30, 2002 and a decrease of $7 million for the nine months ended September 30, 2002.

Accounting for Marketing Operations

As a result of the substantial completion in the third quarter of the wind-down of the Houston-based merchant energy operations, the Company reviewed its accounting for the continuing marketing operations and determined that such operations will not follow mark-to-market accounting. This change to accounting for continuing marketing operations was adopted prospectively at the end of the third quarter.

3. BUSINESS COMBINATION

On January 27, 2002, PanCanadian and Alberta Energy Company Ltd. (“AEC”) announced plans to combine their companies. The transaction was accomplished through a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Alberta). The Arrangement included a common share exchange, pursuant to which holders of common shares of AEC received 1.472 common shares of PanCanadian for each common share of AEC that they held. After obtaining approvals of the common shareholders and optionholders of AEC and the common shareholders of PanCanadian, the Court of Queen’s Bench of Alberta and appropriate regulatory and other authorities, the transaction closed April 5, 2002, and PanCanadian changed its name to EnCana Corporation (“EnCana”).

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

3. BUSINESS COMBINATION (continued)

     This business combination has been accounted for using the purchase method with the results of operations of AEC included in the consolidated financial statements from the date of acquisition. The Arrangement resulted in PanCanadian issuing 218.5 million Common Shares and a transaction value of $8,714 million. The calculation of the purchase price and the preliminary allocation to assets and liabilities acquired as of April 5, 2002 is shown below. The purchase price and goodwill allocation is preliminary because certain items such as the determination of the final tax bases and fair values of the assets and liabilities as of the acquisition date have not been completed. Further information related to AEC can be obtained from the audited consolidated financial statements included in the Joint Information Circular concerning the merger of AEC and PanCanadian.

		($ millions)

Calculation of Purchase Price:
Common Shares issued to AEC shareholders (millions)	218.5
Price of Common Shares ($ per common share)	38.43

Value of Common Shares issued		$8,397
Fair value of AEC share options exchanged for share options of EnCana Corporation (“Share options”)		167
Transaction costs		150

Total purchase price		8,714
Plus: Fair value of liabilities assumed Current liabilities		1,781
Long-term debt, including Capital Securities		4,843
Project financing debt		604
Preferred securities		458
Other non-current liabilities		193
Future income taxes		2,647

Total Purchase Price and Liabilities Assumed		$19,240

($ millions)

Fair Value of Assets Acquired:
Current assets	$1,505
Capital assets	14,053
Other non-current assets	605
Goodwill	3,077

Total Fair Value of Assets Acquired	$19,240

4. SEGMENTED INFORMATION

Due to the business combination as described in Note 3, the Company has redefined its operations into the following segments. Onshore North America includes the Company’s North America onshore exploration for, and production of, natural gas and crude oil. Offshore and International combines the Offshore and International Operations Division’s exploration for, and production of, crude oil and natural gas in Ecuador, the Canadian East Coast, the Gulf of Mexico and the U.K. North Sea with the Offshore and New Ventures Exploration Division’s exploration activity in the Canadian East Coast, the North America frontier region, the Gulf of Mexico, the U.K. North Sea, the Middle East, Africa, Australia and Latin America. Midstream and Marketing includes natural gas liquids processing and gas storage operations as well as marketing activity under which the Company purchases and takes delivery of product from others and delivers product to customers under transportation arrangements not utilized for the Company’s own production. All prior periods have been restated to conform to these definitions. Operations that have been discontinued are disclosed in Note 5.

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

4. SEGMENTED INFORMATION (continued)

Results of Operations (For the Three Months Ended September 30)

	Onshore North America		Offshore and International		Midstream and Marketing

($ millions)	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$1,725	$863	$223	$43	$1,188	$291
Royalties and production taxes	194	62	64	–	–	–

Revenues, net of royalties and production taxes	1,531	801	159	43	1,188	291
Expenses
Transportation and selling	109	35	19	5	48	3
Operating	276	109	43	4	75	46
Purchased product	–	–	–	–	1,041	220
Depreciation, depletion and amortization	516	176	68	19	14	3

Segment Income	$630	$481	$29	$15	$10	$19

	Corporate		Consolidated

	2002	2001	2002	2001

Revenues
Gross revenue	$4	$4	$3,140	$1,201
Royalties and production taxes	–	–	258	62

Revenues, net of royalties and production taxes	4	4	2,882	1,139
Expenses
Transportation and selling	–	–	176	43
Operating	–	–	394	159
Purchased product	–	–	1,041	220
Depreciation, depletion and amortization	18	4	616	202

Segment Income	(14)	–	655	515

Administrative	50	36	50	36
Interest, net	112	2	112	2
Foreign exchange	156	17	156	17

	318	55	318	55

Net Earnings Before Income Tax	(332)	(55)	337	460
Income tax expense	142	183	142	183
Distribution on Subsidiary Preferred Securities, net of tax	11	–	11	–

Net Earnings from Continuing Operations	$(485)	$(238)	$184	$277

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

4. SEGMENTED INFORMATION (continued)

Geographic and Product Information (For the Three Months Ended September 30)

ONSHORE NORTH AMERICA

	Produced Gas and NGLs

	Canada		U.S. Rockies

	2002	2001	2002	2001

Revenues
Gross revenue	$883	$561	$260	$31
Royalties and production taxes	83	22	55	7

Revenues, net of royalties and production taxes	800	539	205	24
Expenses
Transportation and selling	58	28	32	–
Operating	123	46	18	6

Operating Cash Flow	$619	$465	$155	$18

	Conventional Crude Oil		Syncrude		Total Onshore North America

	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$439	$271	$143	$–	$1,725	$863
Royalties and production taxes	54	33	2	–	194	62

Revenues, net of royalties and production taxes	385	238	141	–	1,531	801
Expenses
Transportation and selling	17	7	2	–	109	35
Operating	91	57	44	–	276	109

Operating Cash Flow	$277	$174	$95	$–	$1,146	$657

OFFSHORE AND INTERNATIONAL

							Total Offshore
	Ecuador		U.K. North Sea		Other Countries		and International

	2002	2001	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$186	$–	$37	$43	$–	$–	$223	$43
Royalties and production taxes	64	–	–	–	–	–	64	–

Revenues, net of royalties and production taxes	122	–	37	43	–	–	159	43
Expenses
Transportation and selling	14	–	5	5	–	–	19	5
Operating	24	–	5	4	14	–	43	4

Operating Cash Flow	$84	$–	$27	$34	$(14)	$–	$97	$34

MIDSTREAM AND MARKETING

	Midstream		Marketing		Total Midstream and Marketing

	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$179	$51	$1,009	$240	$1,188	$291
Expenses
Transportation and selling	–	–	48	3	48	3
Operating	69	43	6	3	75	46
Purchased product	72	–	969	220	1,041	220

Operating Cash Flow	$38	$8	$(14)	$14	$24	$22

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

4. SEGMENTED INFORMATION (continued)

Results of Operations (For the Nine Months Ended September 30)

	Onshore North America		Offshore and International		Midstream and Marketing

($ millions)	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$3,942	$2,906	$494	$130	$2,788	$1,137
Royalties and production taxes	485	244	123	–	–	–

Revenues, net of royalties and production taxes	3,457	2,662	371	130	2,788	1,137
Expenses
Transportation and selling	241	99	39	14	103	12
Operating	651	319	92	11	238	200
Purchased product	–	–	–	–	2,317	861
Depreciation, depletion and amortization	1,187	506	142	52	45	10

Segment Income	$1,378	$1,738	$98	$53	$85	$54

	Corporate		Consolidated

	2002	2001	2002	2001

Revenues
Gross revenue	$3	$21	$7,227	$4,194
Royalties and production taxes	–	–	608	244

Revenues, net of royalties and production taxes	3	21	6,619	3,950
Expenses
Transportation and selling	–	–	383	125
Operating	–	–	981	530
Purchased product	–	–	2,317	861
Depreciation, depletion and amortization	36	23	1,410	591

Segment Income	(33)	(2)	1,528	1,843

Administrative	111	77	111	77
Interest, net	242	21	242	21
Foreign exchange	(24)	14	(24)	14

	329	112	329	112

Net Earnings Before Income Tax	(362)	(114)	1,199	1,731
Income tax expense	379	566	379	566
Distributions on Subsidiary Preferred Securities, net of tax	11	–	11	–

Net Earnings from Continuing Operations	$(752)	$(680)	$809	$1,165

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

4. SEGMENTED INFORMATION (continued)

Geographic and Product Information (For the Nine Months Ended September 30)

ONSHORE NORTH AMERICA

	Produced Gas and NGLs

	Canada		U.S. Rockies

	2002	2001	2002	2001

Revenues
Gross revenue	$2,199	$2,100	$467	$94
Royalties and production taxes	243	116	104	32

Revenues, net of royalties and production taxes	1,956	1,984	363	62
Expenses
Transportation and selling	146	79	57	–
Operating	274	126	38	12

Operating Cash Flow	$1,536	$1,779	$268	$50

	Conventional Crude Oil		Syncrude		Total Onshore North America

	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$1,042	$712	$234	$–	$3,942	$2,906
Royalties and production taxes	135	96	3	–	485	244

Revenues, net of royalties and production taxes	907	616	231	–	3,457	2,662
Expenses
Transportation and selling	35	20	3	–	241	99
Operating	227	181	112	–	651	319

Operating Cash Flow	$645	$415	$116	$–	$2,565	$2,244

OFFSHORE AND INTERNATIONAL

	Ecuador		U.K. North Sea		Other Countries		Total Offshore and International

	2002	2001	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$368	$–	$126	$130	$–	$–	$494	$130
Royalties and production taxes	123	–	–	–	–	–	123	–

Revenues, net of royalties and production taxes	245	–	126	130	–	–	371	130
Expenses
Transportation and selling	24	–	15	14	–	–	39	14
Operating	55	–	11	11	26	–	92	11

Operating Cash Flow	$166	$–	$100	$105	$(26)	$–	$240	$105

MIDSTREAM AND MARKETING

	Midstream		Marketing		Total Midstream and Marketing

	2002	2001	2002	2001	2002	2001

Revenues
Gross revenue	$439	$221	$2,349	$916	$2,788	1,137
Expenses
Transportation and selling	–	–	103	12	103	12
Operating	226	188	12	12	238	200
Purchased product	123	–	2,194	861	2,317	861

Operating Cash Flow	$90	$33	$40	$31	$130	64

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

4. SEGMENTED INFORMATION (continued)

Capital Expenditures

	Three Months Ended		Nine Months Ended
	September 30		September 30

	2002	2001	2002	2001

Onshore North America	$1,168	$372	$2,552	$978
Offshore and International	294	129	703	265
Midstream and Marketing	24	36	148	105
Corporate	21	2	31	22

Total	$1,507	$539	$3,434	$1,370

Capital and Total Assets

	As at

	Capital Assets		Total Assets

	September 30,	December 31,	September 30,	December 31,
	2002	2001	2002	2001

Onshore North America	$18,724	$6,552	$20,094	$7,080
Offshore and International	3,182	1,018	3,490	1,111
Midstream and Marketing	998	426	2,127	817
Corporate (including unallocated Goodwill)	213	166	3,701	1,064
Assets of Discontinued Operations	—	—	1,376	728

Total	$23,117	$8,162	$30,788	$10,800

5. DISCONTINUED OPERATIONS

On April 24, 2002, the Company adopted formal plans to exit from the Houston-based merchant energy operation, which was included in the Midstream and Marketing segment. Accordingly, these operations have been accounted for as discontinued operations.

     On July 9, 2002, the Company announced that it plans to sell its 70 percent equity investment in the Cold Lake Pipeline System and its 100 percent interest in the Express Pipeline System. Both crude oil pipeline systems were acquired in the business combination with Alberta Energy Company Ltd. on April 5, 2002 described in Note 3. Accordingly, these operations have been accounted for as discontinued operations. The Company, through indirect wholly owned subsidiaries, is a shipper on the Express system and the Cold Lake pipeline. The financial results for the nine months ended September 30, 2002 shown below includes tariff revenue of $42 million paid by the Company for services on Express (three months ended — $19 million).

CONSOLIDATED STATEMENT OF EARNINGS

	For the Three Months Ended September 30

	Merchant Energy		Midstream — Pipelines		Total

($ millions)	2002	2001	2002	2001	2002	2001

Revenues	$154	$782	$91	$—	$245	$782

Expenses
Operating	—	—	33	—	33	—
Purchased product	162	758	—	—	162	758
Administrative	16	25	—	—	16	25
Interest, net	—	—	11	—	11	—
Foreign exchange	—	—	7	—	7	—
Depreciation, depletion and amortization	—	1	12	—	12	1
Gain on discontinuance	(29)	—	—	—	(29)	—

	149	784	63	—	212	784

Net Earnings (Loss) Before Income Tax	5	(2)	28	—	33	(2)
Income tax expense	2	—	11	—	13	—

Net Earnings (Loss) from Discontinued Operations	$3	$(2)	$17	$—	$20	$(2)

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

5. DISCONTINUED OPERATIONS (continued)

CONSOLIDATED STATEMENT OF EARNINGS

	For the Nine Months Ended September 30

	Merchant Energy		Midstream — Pipelines*		Total

($ millions)	2002	2001	2002	2001	2002	2001

Revenues	$1,463	$3,349	$149	$—	$1,612	$3,349

Expenses
Operating	—	—	53	—	53	—
Purchased product	1,475	3,253	—	—	1,475	3,253
Administrative	34	40	—	—	34	40
Interest, net	—	—	22	—	22	—
Foreign exchange	—	—	(3)	—	(3)	—
Depreciation, depletion and amortization	1	3	23	—	24	3
Loss on discontinuance	24	—	—	—	24	—

	1,534	3,296	95	—	1,629	3,296

Net Earnings (Loss) Before Income Tax	(71)	53	54	—	(17)	53
Income tax expense (recovery)	(25)	21	22	—	(3)	21

Net Earnings (Loss) from Discontinued Operations	$(46)	$32	$32	$—	$(14)	$32

*	Reflects only six months of earnings as EnCana did not own the pipelines until April 5, 2002.

CONSOLIDATED BALANCE SHEET

	As at September 30

	Merchant Energy		Midstream — Pipelines		Total

($ millions)	2002	2001	2002	2001	2002	2001

Assets
Cash and cash equivalents	$—	$—	$60	$—	$60	$—
Accounts receivable and accrued revenue	55	1,377	32	—	87	1,377
Inventories	—	33	1	—	1	33

	55	1,410	93	—	148	1,410
Capital assets, net	—	8	819	—	819	8
Investments and other assets	—	17	369	—	369	17

	55	1,435	1,281	—	1,336	1,435

Liabilities
Accounts payable and accrued liabilities	30	1,269	44	—	74	1,269
Income tax payable	—	—	5	—	5	—
Current portion of long-term debt	—	—	25	—	25	—

	30	1,269	74	—	104	1,269
Long-term debt	—	—	583	—	583	—
Deferred credits and other liabilities	—	2	—	—	—	2
Future income taxes	—	—	155	—	155	—

	30	1,271	812	—	842	1,271

Net Assets of Discontinued Operations	$25	$164	$469	$—	$494	$164

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

5. DISCONTINUED OPERATIONS (continued)

     For comparative purposes, the following tables present the effect of only the Merchant Energy Discontinued Operations on the Consolidated Financial Statements for the years ended December 31. It does not include any financial information related to Midstream — Pipelines as EnCana did not own the pipelines being discontinued at that time.

CONSOLIDATED STATEMENT OF EARNINGS

	Year Ended December 31

($ millions)	2001		2000

Revenues	$4,085	*	$3,025

Expenses
Purchased product	3,983	*	2,961
Administrative	43		26
Depreciation, depletion and amortization	4		3

	4,030		2,990

Net Earnings Before Income Tax	55		35
Income tax expense	22		13

Net Earnings from Discontinued Operations	$33		$22

*	Upon review of additional information related to 2001 sales and purchases of natural gas by the U.S. marketing subsidiary, the Company has determined certain revenue and expenses should have been reflected in the financial statements on a net basis rather than included on a gross basis as Revenue and Expenses — Purchased product. The amendment had no effect on net earnings or cash flow but Revenues and Expenses — Purchased product have been reduced by $1,126 million.

CONSOLIDATED BALANCE SHEET

	As at December 31

($ millions)	2001	2000

Assets
Accounts receivable and accrued revenue	$323	$699
Risk management assets	309	—
Inventories	70	2

	702	701
Capital assets, net	9	3
Deferred charges and other assets	17	32

	728	736

Liabilities
Accounts payable and accrued liabilities	306	631
Risk management liabilities	278	—

	584	631
Deferred credits and liabilities	2	3

	586	634

Net Assets of Discontinued Operations	$142	$102

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31

($ millions)	2001	2000

Operating Activities
Cash flow	$47	$26
Net change in non-cash working capital	(48)	(2)

	$(1)	$24

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

6. INCOME TAXES

	Three Months Ended		Nine Months Ended
	September 30		September 30

($ millions)	2002	2001	2002	2001

Provision for Income Taxes:
Current
Canada	$56	$119	$129	$454
United States	(57)	—	(49)	(7)
Ecuador	7	—	14	—
United Kingdom	4	2	12	7
Other	2	1	2	1

	12	122	108	455
Future	130	61	271	111

	$142	$183	$379	$566

7. LONG-TERM DEBT

	As at

	September 30,	December 31,
($ millions)	2002	2001

Canadian dollar denominated debt
Revolving credit and term loan borrowings	$1,752	$37
Unsecured debentures, including Capital Securities	1,955	725

	3,707	762

U.S. dollar denominated debt
U.S. unsecured senior notes	3,936	1,608
U.S. revolving credit and term loan borrowings	751	—

	4,687	1,608

	8,394	2,370
Increase in value of debt acquired	125	—
Current portion of long-term debt	(213)	(160)

	$8,306	$2,210

Certain of the notes and debentures of the Company were acquired in the business combination described in Note 3 and are accounted for at their fair value. The difference between the fair value and the principal amount of the debt acquired is being amortized over the remaining life of the outstanding debt acquired, approximately 15 years.

     As required by Canadian generally accepted accounting principles, the Company’s U.S. dollar denominated debt is translated into Canadian dollars at the period-end exchange rate. Translation gains and losses are recorded in income. Included in the $24 million foreign exchange gain for the nine months ended September 30, 2002, the Company recorded a foreign exchange gain of $21 million ($17 million after tax) related to the translation of U.S. dollar debt. Included in the $156 million foreign exchange loss for the three months ended September 30, 2002, the Company recorded a foreign exchange loss of $183 million ($145 million after tax) related to the translation of U.S. dollar debt.

     On October 2, 2002, the Company issued $300 million of unsecured debentures at a coupon rate of 5.30 percent. Proceeds from the offering were used to repay amounts outstanding under revolving credit and term loan borrowings.

     On October 16, 2002, the Company announced that it had established October 22, 2002 as the record date for a meeting of Capital Securities holders to consider, and if thought advisable to approve, amendments to the terms of such Capital Securities to provide the Company with the right to call for the early redemption of the Capital Securities, with a face value of $430 million.

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

8. SHARE CAPITAL

		September 30, 2002		December 31, 2001

(millions)		Number	Amount	Number	Amount

Common Shares outstanding, beginning of period		254.9	$196	254.8	$148
Shares repurchased		—	—	(0.2)	—
Shares issued under option plans		4.0	96	1.9	48
Shares issued to AEC Shareholders	(note 3)	218.5	8,397	—	—
Adjustments due to Canadian Pacific Limited reorganization		—	—	(1.6)	—

Common Shares outstanding, end of period		477.4	$8,689	254.9	$196

The Company has a stock-based compensation plan (“EnCana plan”) that allows employees to purchase Common Shares of the Company. Option exercise prices approximate the market price for the Common Shares on the date the options were issued. Options granted under the plan are generally fully exercisable after three years and expire five years after the grant date. Options granted under previous EnCana and Canadian Pacific Limited replacement plans expire 10 years from the date the options were granted.

     In conjunction with the business combination transaction described in Note 3, options to purchase AEC common shares were replaced with options to purchase Common Shares of EnCana (“AEC replacement plan”). The transaction also resulted in these replacement options along with all options outstanding under the EnCana plan, becoming exercisable after the close of business on April 5, 2002.

     The following tables summarize the information about options to purchase Common Shares at September 30, 2002:

		Weighted
	Share	Average
	Options	Exercise
	(millions)	Price ($)

Outstanding, beginning of period	10.5	32.31
Granted under EnCana plan	11.7	48.23
Granted under AEC replacement plan	13.1	32.01
Granted under Directors’ plan	0.1	48.04
Exercised	(4.0)	24.10
Forfeited	(0.2)	36.87

Outstanding, end of period	31.2	39.16

Exercisable, end of period	19.4	33.69

	Outstanding Options			Exercisable Options

		Weighted
	Number	Average	Weighted	Number	Weighted
	of Options	Remaining	Average	of Options	Average
	Outstanding	Contractual	Exercise	Outstanding	Exercise
Range of Exercise Price ($)	(millions)	Life (years)	Price ($)	(millions)	Price ($)

13.50 to 19.99	4.0	1.4	18.62	4.0	18.62
20.00 to 24.99	2.4	2.6	22.24	2.4	22.24
25.00 to 29.99	3.4	2.6	26.58	3.4	26.58
30.00 to 43.99	2.1	3.3	38.09	2.0	38.01
44.00 to 53.00	19.3	4.1	47.92	7.6	47.40

	31.2	3.1	39.16	19.4	33.69

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

8. SHARE CAPITAL (continued)

     The Company does not record compensation expense in the financial statements for share options granted to employees and directors because there is no intrinsic value at the date of grant. If the fair-value method had been used, the Company’s net earnings and net earnings per share would approximate the following pro forma amounts:

	Nine Months Ended
	September 30

($ millions, except per share amounts)	2002	2001

Compensation Costs	$65	$18
Net Earnings
As reported	795	1,197
Pro forma	730	1,179
Net Earnings per Common Share
Basic
As reported	1.99	4.67
Pro forma	1.83	4.60
Diluted
As reported	1.96	4.56
Pro forma	1.80	4.49

     As described above, the acquisition of AEC resulted in all outstanding options at April 5, 2002 becoming fully exercisable. As the stock option expense is normally recognized over the expected life, the early vesting of outstanding options resulted in an acceleration of the compensation cost. As such, a $33 million expense relating to options outstanding at April 5, 2002 was included in the 2002 pro forma earnings above.

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with weighted average assumptions for grants as follows:

	Nine Months Ended
	September 30

	2002	2001

Risk-free interest rate	4.36%	4.24%
Expected lives (years)	3.00	3.00
Expected volatility	0.35	0.35
Annual dividend per share	$0.40	$0.40

9. PER SHARE AMOUNTS

The following table summarizes the Common Shares used in calculating net earnings and cash flow per Common Share.

	Three Months Ended				Nine Months Ended

	March 31	June 30	September 30		September 30

(millions)	2002	2002	2002	2001	2002	2001

Weighted average Common Shares outstanding — basic	255.3	461.1	476.8	256.2	397.8	255.8
Effect of dilutive securities	5.7	8.9	5.4	5.6	6.9	5.9

Weighted average Common Shares outstanding — diluted	261.0	470.0	482.2	261.8	404.7	261.7

     The net earnings per common share calculations include the effect of the Distributions on Preferred Securities, net of tax for the three months of $1 million (2001 — $1 million) and for the year to date of $2 million (2001 — $3 million).

Interim Report

For the period ended September 30, 2002

EnCana Corporation

Notes to Consolidated Financial Statements (Unaudited)

10. RISK MANAGEMENT

Unrecognized gains (losses) on risk management activities:

($ millions)	September 30, 2002

Natural gas	$293
Crude oil	(32)
Gas storage	(24)
Electricity	(13)
Foreign currency	(132)
Interest rates	64
Preferred securities	5

$161

     Information, with respect to contracts in place at December 31, 2001, is disclosed in Note 17 to the PanCanadian annual audited consolidated financial statements and Note 15 to the AEC annual audited consolidated financial statements.

11. RECLASSIFICATION

Certain information provided for prior periods has been reclassified to conform to the presentation adopted in 2002.